Exhibit 99.1

Supernus to Host Third Quarter Results Earnings Conference Call

ROCKVILLE, Md., October 27, 2020 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report business results for the third quarter 2020 after 5:00 p.m. ET on Tuesday, November 3, 2020.

Jack Khattar, President and CEO and the executive management team will host a conference call to present the third quarter 2020 business and financial results on Wednesday, November 4, 2020 at 9:00 a.m. ET. Following management’s prepared analysis and discussion of business results, the call will be open for questions.
A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	1882244
Conference Call Name:	Supernus Pharmaceuticals Third Quarter 2020 Earnings Conference Call

Following the live call, a replay will be available on the Company’s website under the ‘Investor Relations’ section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy; Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy; APOKYN® (apomorphine hydrochloride injection) for the acute treatment of hypomobility in advanced Parkinson’s disease (PD); MYOBLOC® (rimabotulinumtoxinB) for the treatment of cervical dystonia and treatment of chronic sialorrhea in adults; and XADAGO® (safinamide) as an adjunctive treatment to levodopa/carbidopa in PD patients with hypomobility. The Company is also developing several product candidates to address large market opportunities in the CNS market, including SPN-812 for the treatment of ADHD; SPN-830 for hypomobility in PD; SPN-820 for treatment-resistant depression; and SPN-817 for the treatment of epilepsy.
See full Prescribing Information for our products here: Trokendi XR, Oxtellar XR, APOKYN, MYOBLOC, and XADAGO.

All trademarks are the property of their respective owners.

CONTACTS:

Jack A. Khattar, President and CEO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo

Westwicke, an ICR Company
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com